Section 240.14a-101 Schedule 14A.
                   Information required in proxy statement.

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant [X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Materials Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

EARTH SCIENCES, INC.
 ...............................................................................
(Name of Registrant as Specified In Its Charter)

N/A
 ...............................................................................
(Name of Persons(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]No Fee Required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)  Title of each class of securities to which transaction applies:
	..........................................................................
	2)  Aggregate number of securities to which transaction applies:
	..........................................................................
	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	..........................................................................
	4)  Proposed maximum aggregate value of transaction:
	..........................................................................
	5)  Total fee paid:
	..........................................................................
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
	1)  Amount Previously Paid:
	..........................................................................
	2)  Form, Schedule or Registration Statement No.:
	..........................................................................
	3)  Filing Party:
	..........................................................................
	4)  Date Filed:
	..........................................................................

                     PRELIMINARY COPY


                           EARTH SCIENCES, INC.
                             910 12th Street
                         Golden, Colorado  80401
                            -----------------

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              JUNE 18, 1999
                            -----------------

To the Shareholders of EARTH SCIENCES, INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of EARTH SCIENCES, INC., a Colorado corporation (the "Company" or "ESI"), will be held at 9:00 a.m. (local time) on June 18, 1999 at the Golden Community Center, 1470 10th Street, Golden, Colorado, for the following purpose:

To grant authority to the Board of Directors of the Company to take any and all necessary action to effect a one-for-four reverse split of the Company's Common Stock (the "Reverse Split") in the event , and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq SmallCap Market. The authority granted to the Board will expire on June 30, 1999. All numbers included in this Notice and in the accompanying Proxy Statement do not reflect the reverse split, and upon such a split would be adjusted accordingly as further described in the Proxy Statement.

Only shareholders of record at the close of business on May 18, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


						By Order of the Board of Directors


						Mark H. McKinnies
						President


May 21, 1999

============================================================================

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF ESI, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED
    FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

============================================================================

                             PRELIMINARY COPY
                            EARTH SCIENCES, INC.
                             910 12th Street
                          Golden, Colorado  80401

                          ----------------------

                             PROXY STATEMENT
                          -----------------------

VOTING RIGHTS, VOTE REQUIRED, REVOCABILITY OF PROXY AND SOLICITING

This Proxy Statement is being mailed to all shareholders of record of EARTH SCIENCES, Inc. (the "Company" or "ESI") at the close of business, Colorado time, on May 18, 1999 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Special Meeting of Shareholders (the "Meeting") to be held on June 18, 1999 at 9:00 A.M., local time, or any adjournment thereof, at the Golden Community Center, 1470 10th Street, Golden, Colorado. The Proxy and the Proxy Statement are being mailed to shareholders on or about May 21, 1999.

The close of business on May 18, 1999 has been fixed by the Board of Directors of the Company as the record date for determination of Shareholders entitled to notice of and to vote at the Meeting. At such date there were 23,595,425 shares of the Company's $.01 par value common stock issued and outstanding (hereinafter referred to as the "Common Stock" or "Stock"), each of which entitles the holder thereof to one vote on all matters which may come before the meeting. The Company has no class of voting securities other than the Common Stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on the proposal, abstentions will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote on such proposal, shall have the same effect as a vote against the proposal. A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on the proposal will not be treated as shares present and entitled to vote on the proposal.

A minimum of one-half of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present at the Meeting, the affirmative vote of the holders of a simple majority of the shares of Common Stock present and entitled to vote on the matter will be necessary to grant the Board of Directors of the Company the authority, at their discretion, to effect a one-for-four reverse split of the Company's Common Stock (the "Reverse Split").

All shares of Common Stock represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted FOR the proposal to grant authority to the Board of Directors, at their discretion to effect the Reverse Split. No other matters may be brought before the Meeting.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with ESI written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a shareholder that attends the Meeting need not revoke a Proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended Proxies should be sent to ESI at 910 12th Street, Golden, Colorado 80401, Attention: Corporate Secretary.

This Proxy is being solicited by the ESI Board of Directors. ESI will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding Proxy materials to beneficial owners of Common Stock. Solicitations will be made primarily by mail, but certain Directors, officers or employees of ESI may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at the Meeting.

PROPOSAL: GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO EFFECT ONE-FOR-FOUR
 REVERSE SPLIT

Introduction
------------
The Board of Directors of the Company is placing before the shareholders the question whether or not it be granted the authority to effect the Reverse Split. If the Board is granted and exercises such authority, and upon consummation of the proposed Reverse Split, the total number of Common Stock held by each shareholder will be automatically converted into that number of whole Common Stock equal to the number of Common Stock owned immediately prior to the Reverse Split divided by four, adjusted, as described below, for any fractional Stock.

If the Board is granted authority to effect the Reverse Split by the Company's shareholders, and exercises such authority, each shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares.

Reasons
-------
The purposes of the Reverse Split are as follows: (i) to comply with the Nasdaq SmallCap Market continued listing maintenance requirements, (ii) to increase the marketability of the Common Stock, and (iii) to take steps to fulfill the Company's obligation under certain agreements.

Compliance with Nasdaq SmallCap Market Continued Listing Requirements
The Common Stock is quoted on the Nasdaq SmallCap Market. Nasdaq rules impose initial listing and continued listing maintenance requirements. For continued listing on the Nasdaq SmallCap Market, a company is required to maintain the following:
(i)(A) net tangible assets of $2,000,000, or (B) market capitalization of $35,000,000 or (C) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years;
(ii) a public float of 500,000 shares of Stock;
(iii) a market value of public float of $1,000,000;
(iv) a minimum bid price of $1.00 per share;
(v) two market makers, and
(vi) 300 shareholders holding 100 shares of Stock or more.

Nasdaq has notified the Company that it has failed to maintain the minimum bid price continued listing requirements. Nasdaq has also advised the Company that continued failure to meet this maintenance requirement will result in the Common Stock being delisted from the Nasdaq SmallCap Market, with the result that the Company's securities would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets. Although there can be no assurance, it is anticipated that the bid price of the Common Stock will be greater than $1.00 immediately following the Reverse Split.

Increased Marketability for ESI Common Stock
--------------------------------------------
The Board of Directors believes that the Reverse Split will facilitate future financing by the Company because it believes that a low per share market price for the Common Stock may impair the acceptability of such securities by the financial community and the investing public. Theoretically, the number of shares of Stock outstanding and per share price should not, by themselves, affect marketability, the type of investor, or a company's reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. The Board of Directors is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than five dollars per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative. While the Reverse Split will not result in a trading price above five dollars per share, it will increase the trading price and should lessen broker resistance. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The Reverse Split is intended to result in a price level for the Common Stock that will increase investor interest and lessen the resistance of brokerage firms. On April 23, 1999, the closing bid and asked prices for the Common Stock, as reported by the Nasdaq SmallCap Market, were $ 0.5625 and $0.5938, respectively. No assurances can be given that the market price for the Common Stock will increase in the same proportion as the Reverse Split or, if increased, that such price will be maintained.

Steps to Fulfill the Company's Obligation Under Certain Agreements
------------------------------------------------------------------
In certain recent agreements with a limited number of shareholders, the Company has agreed that it "...shall take all necessary action to maintain its listing of the Common Stock on the Nasdaq SmallCap Market System." Under the Colorado Business Corporation Act, a vote of the shareholders of the Company is required to authorize any reverse stock split. There can be no assurances that submitting the proposal concerning the Reverse Split to a vote of the shareholders fulfills the Company's obligation under these agreements.

Effect of the Reverse Split
---------------------------
If approved and effected by the Board of Directors, the Reverse Split will have the following effects:
1. Assuming that a total of 23,554,362 Common Stock are outstanding immediately prior to the Reverse Split, an estimated total of 5,888,591shares of Common Stock will be outstanding following the Reverse Split (without accounting for rounding of fractional Stock)

2. The bid price for the Common Stock should increase above the minimum bid price requirement of $1.00 per share under the Nasdaq SmallCap Market continued listing requirements, thus avoiding delisting from the Nasdaq

SmallCap Market. There can be no assurances, however, that the bid price of the Common Stock will be greater that $1.00 immediately following the Reverse Split and for the 10 continuous days thereafter required for continued listing.

3. As of March 31, 1999 there were outstanding options for the purchase of an aggregate of approximately 969,000 Common Stock at exercise prices ranging from approximately $0.51 to $4.00 per share. Following the Reverse Split, such options will evidence the right to purchase an aggregate of approximately 242,250 Common Stock at exercise prices equal to four times the respective exercise prices set forth above.

4. As of March 31, 1999, a certain convertible note in the amount of $1,000,000 was convertible into an aggregate of 320,115 shares of Common Stock (an effective conversion price of $ 3.12 per share). Following the Reverse Split, such principal amount of indebtedness will be convertible into an aggregate of approximately 80,029 Common Stock (an effective conversion price of $12.50 per share).

5. As a result of the reduction in the number of outstanding Common Stock, following the Reverse Split, based on a total of 23,554,362 shares of Common Stock being outstanding, the stated capital of the Company's Common Stock will be reduced by $176,657.71 from $223,543.62 to $58,885.91. Such reduction will be transferred to the Company's additional paid-in-capital account.

6. The Reverse Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares of Stock.

Fractional Stock
----------------
In lieu of any fractional shares of Common Stock that would otherwise be issuable in connection with the Reverse Split, the Company shall pay cash to the holder thereof equal to the product of such fraction multiplied by the closing bid price of one Common Share immediately prior to the Reverse Split.

Delivery of New Certificates
----------------------------
If approved and effected by the Board of Directors, the Reverse Split is expected to occur prior to June 30, 1999. Shareholders will be required to surrender their certificates representing the current Common Stock of the Company ("Old Stock") in order to receive new certificates representing the Common Stock after the Reverse Split ("New Stock").

Following the Reverse Split, shareholders will be sent a confirmation thereof and a form letter of transmittal for forwarding stock certificates representing the Old Stock. The Company will, after receipt of a properly executed letter of transmittal and the certificate or certificates representing the Old Stock, deliver to each shareholder a certificate or certificates representing the New Stock.

SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATE UNTIL REQUESTED TO DO SO.

Tax Consequences
----------------
The authority to effect the proposed Reverse Split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of the Company's Common Stock or by the

Company. Nevertheless, the receipt of cash in lieu of fractional shares of Common Stock may be taxable to such Shareholder as a sale of such fractional shares. Such Shareholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his or her fractional shares. Such gain or loss will be capital gain or loss if such Shareholder's Common Stock was held as a capital asset, and any such capital gain or loss will generally be long-term capital gain or loss to the extent that such Shareholder's holding period for his or her Common Stock exceeds twelve months. SHAREHOLDERS RECEIVING CASH IN LIEU OF FRACTIONAL SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH RECEIPT.

Each shareholder will have a basis in the New Stock equal to the basis of the Old Stock. For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Stock will include the period during which the corresponding Old Stock were held as a capital asset on the date of filing of the Certificate of Amendment.

No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters. Shareholders should consult their own tax advisors as to the effect of the Reverse Split on their holdings of Common Stock under applicable tax laws.

Recommendation and Action by the Board of Directors
---------------------------------------------------
Potential Positive Consequences. As noted above under "Reasons" for the Reverse Split, the Board of Directors of the Company believes that such action may allow the price of its Common Stock to increase above $1.00 and comply with the minimum bid price requirements for continued listing established for the Nasdaq SmallCap Market. Listing on the Nasdaq Small Cap Market is considered by many to provide greater visibility and wider public availability of information about the Company, and is, therefore, important. As further discussed above, there may be increased marketability of the Company's Common Stock subsequent to the Reverse Split because of its presumed higher price. Although there can be no assurances that the Reverse Split will result in either continued listing on the Nasdaq SmallCap Market or increased marketability, the Board deems those matters important and encourages the Company's shareholders to carefully consider the question before them.

Potential Negative Consequences. The Board has reviewed a number of companies who have effected reverse stock splits over recent months, many in response to maintenance of their Nasdaq listing. In 14 of the 22 cases reviewed there was an average loss of 23% in shareholder value (measured by the decrease in trading price of the stock) in the month before their reverse splits, appearing to be the result of announcement of the reverse splits, although that may not have been the reason or the sole reason for such loss in value. In addition, a strong majority of comments and phone calls received by the Company in the last two months from shareholders and market makers of the Company's Stock have counseled against a reverse split, because of the loss or perceived loss of shareholder value in similar situations. There are no assurances that the Company would experience a decline in shareholder value in anticipation of the Reverse Split or if, in fact, the Reverse Split is effected.

Action by the Board of Directors. Due to the contradictory potential positive and negative consequences of the Reverse Split noted above and elsewhere in this proxy statement, the Board is placing this matter before the shareholders for their determination and is not recommending a vote for or against the adoption of the proposal. In the event that the shareholders approve the proposal, and the bid price of the Common Stock does not increase above the Nasdaq SmallCap minimum requirement from Company progress and routine market conditions on or before June 30, 1999, it is the intention of the Board of Directors to exercise the authority so granted and effect the Reverse Split. Conversely, if the bid price of the Common Stock increases above the Nasdaq SmallCap minimum requirement from Company progress and routine market conditions on or before June 30, 1999 to a level above such minimum requirement that appears sustainable, it is the intention of the Board of Directors, even if granted the authority, not to effect the Reverse Split. In the event the proposal is not approved and the Company is delisted from the Nasdaq SmallCap Market, the Board intends to take all practical steps to insure the Common Stock will continue to be eligible for trading on the OTC Bullein Board. The OTC Bulletin Board does not impose listing standards or maintain relationships with quoted issuers but does require sponsorship by a participating Market Maker and periodic filings of financial information with the SEC.

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------
The following table sets forth the number of shares of the Company's Common
Stock owned beneficially as of April 23, 1999, by each person known by the
Company to have owned beneficially more than five percent of such shares then outstanding, by each person serving as a named officer and/or a director of the
Company and by all of the Company's officers and directors as a group.  With the exception of Mr. Lowdermilk, each of the individuals named below has sole voting and investment power for the respective shares.
						                              Amount and Nature of
Name and Address		                  Beneficial Ownership    Percent of Class
----------------------------------------------------------------------------
Ramon E. Bisque
(Chairman of the Board of Directors)		       433,281 (1)	         	2.1%
9113 Fern Way
Golden, CO

Duane N. Bloom
(Director and Secretary)	                 			648,297 (2)	         	3.0%
5565 Pine Ridge Rd.
Golden, CO

Michael D. Durham (Director)              			772,269 (3)         		3.3%
5252 Lariat Drive
Castle Rock, CO

Robert H. Lowdermilk (Director)            1,041,889 (4)         		4.6%
100 Cherry St.
Denver, CO

Mark H. McKinnies
(Director and President)                  			225,805 (5)         		1.1%
10134 S. Pinedale Dr.
Conifer, CO

Directors and Officers as a Group
(5 individuals)	                           3,196,541 (6)          13.1%

Notes:
(1) Included in the amount shown are 100,000 shares to which Dr. Bisque has the right to acquire beneficial ownership through stock options, and 1,000 registered in the name of Dr. Bisque's wife.
(2) Included in the amount shown are 100,000 shares to which Dr. Bloom has the right to acquire beneficial ownership through stock options, and 7,725 shares registered in the name of Dr. Bloom's wife.
(3) Included in the amount shown are 30,000 shares to which Dr. Durham has the right to acquire beneficial ownership through stock options.
(4) Included in the amount shown are 125,000 shares registered in the name of Mr. Lowdermilk's wife, Ann Gragg Lowdermilk. Also included in the amount shown are 370,115 shares to which Tectonic Construction Co. ("TCC") has the right to acquire beneficial ownership through convertible debt and stock options. Mr. Lowdermilk is the president and majority shareholder of TCC.
(5) Included in the amount shown are 200,000 shares to which Mr. McKinnies has the right to acquire beneficial ownership through stock options.
(6) The amount shown includes 800,115 shares to which individuals in the group have the right to acquire beneficial ownership through convertible debt and stock options.

Dissenters' Rights
------------------
(Based on the shareholders of record of the Company, the following discussion applies to fewer than 100 of the Company's estimated 9,000 shareholders.) Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act (the "Colorado Act") provide that the holders of the Company's Common Stock whose number of shares of Common Stock before the Reverse Split would be reduced to a fraction of a share by the Reverse Split (that is, those shareholders who now hold 3 or less shares of the Company's Common Stock) have the right to dissent from the Reverse Split and obtain the "fair value" of their shares if the Reverse Split is effectuated. Such Shareholders of the Company, who prior to the Reverse Split own three or less shares of the Common Stock of the Company, are hereinafter referred to as "Eligible Shareholders". Copies of Sections 7-113-101 through 7-113-302 are set out in Exhibit A.

To preserve the right to exercise dissenters' rights, an Eligible Shareholder must: (i) deliver to Duane N. Bloom, Secretary of the Company, 910 12th St., Golden, Colorado 80401, prior to the vote of the Shareholders to approve the Reverse Split, written notice that the Eligible Shareholder intends to demand payment for his or her shares if the Reverse Split is consummated, and (ii) not vote his or her shares in favor of approval of the Reverse Split. The failure by a Shareholder to vote his or her shares at the Meeting or to return a proxy in respect of the Meeting will not be deemed to be a vote in favor of the Reverse Split. However, return of a blank proxy or a proxy directing a vote in favor of the Reverse Split will be deemed to be a vote in favor of the Reverse Split and will constitute a waiver of the Shareholder's right to dissent from the Reverse Split.

After the Reverse Split is approved and effected by the Company's Shareholders but in no event later than ten days after effective time of the Reverse Split, the Company will deliver a written notice (a "Dissenters' Notice") to all of its Eligible Shareholders who both notified the Company of their intention to dissent and did not vote in favor of the Reverse Split, (i) stating that the Reverse Split was authorized and the effective time of the Reverse Split (or if the Reverse Split is not yet effective, the proposed effective time); (ii) providing the address to which payment demands must be sent and the address at which the certificates representing the shares of Common Stock with respect to which dissenters' rights are being exercised must be deposited; (iii) stating that if a record Eligible Shareholder is exercising dissenters rights for a beneficial owner, that any demand for payment in respect of such shares must be accompanied by a certificate from the beneficial owner certifying that dissenters' rights have been or will be timely asserted with respect to all shares of Common Stock owned beneficially by such beneficial Eligible Shareholder and as to which there is no limitation on such Eligible Shareholder's ability to exercise dissenters' rights, and (iv) stating the date by which the Company must receive the payment demand and the certificates representing the shares of Common Stock for which dissenters' rights are being exercised, which date shall not be less than 30 days after the Dissenters' Notice is given.

The Dissenters' Notice shall be accompanied by a form, which may be used to demand payment and by a copy of the provisions of the Colorado Act governing dissenters' rights.

An Eligible Shareholder who wishes to assert dissenters' rights after receiving a Dissenters' Notice (the "Dissenting Shareholder") must, by the date stated in the Dissenters' Notice, (i) make a written demand for payment for such Dissenting Shareholder's shares of Common Stock and (ii) deposit the certificates representing such shares as directed in the Dissenters' Notice. A Dissenting Shareholder retains all rights of a Shareholder, except the right to transfer his or her shares, until the effective time of the Reverse Split. After the effective time of the Reverse Split, the Dissenting Shareholder has only the right to receive payment for such shares. An Eligible Shareholder who does not demand payment and deposits his or her shares by the date stated in the Dissenters' Notice is no longer entitled to dissenters' rights.

Upon the later of the effective time of the Reverse Split or the date of receipt of demand for payment from a Dissenting Shareholder, the Company shall pay to each Dissenting Shareholder who has complied with the dissenters' rights provisions of the Colorado Act the amount that the Company estimates to be the "fair value" of such Dissenting Shareholder's shares, plus accrued interest from the effective time of the Reverse Split until the date of payment at an annual rate as specified in Section 7-113-101(5) of the Colorado Act, which is the interest rate currently required by the Colorado Act. Payment will be made to the address stated in the Dissenting Shareholder's payment demand or, if none, at the address shown in the Company's current record of Shareholders.
The payment will be accompanied by (i) the Company's financial statements for its most recent fiscal year for which financial statements have been prepared,
(ii) a statement of the Company's estimate of the "fair value" of the Dissenting Shareholder's shares; (iii) an explanation of how the amount of interest included in the payment was calculated; (iv) a statement of the Dissenting Shareholder's rights if the Dissenting Shareholder is dissatisfied with the payment, and (v) a copy of the provisions of the Colorado Act governing dissenters' rights.

If a Dissenting Shareholder believes that the amount paid by the Company as the "fair value" of his or her shares is inadequate or that the interest due to the Dissenting Shareholder has been incorrectly calculated, the Dissenting Shareholder may notify the Company in writing within 30 days of receipt of payment by the Company of the Dissenting Shareholder's own estimate of the "fair value" of his or her shares and/or the amount of interest that the Dissenting Shareholder believes to be due and may demand payment of such amount less any payments already received by the Dissenting Shareholder. If a Dissenting Shareholder makes such a payment demand within the 30-day period, the Company is obligated to pay the amount demanded unless, within 60 days of receipt of such demand, the Company and the Dissenting Shareholders agree on the amount payable by the Company to the Dissenting Shareholder or the Company commences a proceeding in Colorado District Court for the County of Jefferson petitioning the court to determine the "fair value" of such Dissenting Shareholder's shares and/or the amount of the interest due to the Dissenting Shareholder.

The costs of any court proceeding to determine the amount due to a Dissenting Shareholder, including reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against the Company. The court may, however, assess such costs against the Dissenting Shareholder if the court finds that the Dissenting Shareholder acted arbitrarily, vexatiously or not in good faith. The court may also assess fees and expenses of counsel and experts against the Company if the Company did not substantially comply with the dissenters' rights provisions of the Colorado Act or against any party who the court finds acted arbitrarily, vexatiously or not in good faith.

Once a Dissenting Shareholder demands payment for his or her shares, the demand is irrevocable unless the Reverse Split is not consummated within 60 days after the date stated in the Dissenters' Notice by which a Dissenting Shareholder must provide the Company with a demand for payment and must deposit his or her shares with the Company. If the Reverse Split is not consummated by the end of the 60-day period, the Company must return any deposited shares to the Dissenting Shareholder and deliver a new Dissenters' Notice to the Dissenting Shareholder.



Federal Income Tax Consequences of Exercising Dissenters' Rights
----------------------------------------------------------------
If an Eligible Shareholder elects to exercise his or her dissenters' rights, in most cases, the recipient of cash for shares of Common Stock may be taxable to such Shareholder as a sale of their shares of Common Stock. Such Shareholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his or her Common Stock. Such gain or loss will be capital gain or loss if such Shareholder's Common Stock was held as a capital asset, and any such capital gain or loss will generally be long-term capital gain or loss to the extent of such Shareholder's holding period for his or her Common Stock exceeds twelve months. However, if a Shareholder maintains certain business or family relationships with other Shareholders of the Company after the exercise of their dissenters' rights, the receipt of cash for shares of Common Stock could be treated in full as a dividend subject to tax at the rates applicable to ordinary income:
SHAREHOLDERS CONSIDERING EXERCISING DISSENTERS' RIGHTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH ACTIONS.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS
The Company anticipates that the next Annual Meeting of Shareholders will be held in August 1999. Any Shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy material related to the net Annual Meeting of Shareholders must do so in writing and it must have been received at the Company's principal executive officers on or before February 28, 1999. If a shareholder intends to submit a proposal at the meeting that is not included in the Company's proxy statement, and the Shareholder fails to notify the Company prior to May 1, 1999 of such proposal, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must own 1% or more of the outstanding shares or $2,000.00 in market value, of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company. (The above section has been repeated from the Company's proxy statement issued in July 1998 for the 1998 Annual Meeting.)

OTHER BUSINESS
The accompanying Notice of Special Meeting of Shareholders does not provide for the transaction of other business before the Meeting. Accordingly, no matters may be presented at the Meeting other than the grant of authority to effect the proposed Reverse Split.

    By Order of the Earth Sciences, Inc. Board of Directors

    /s/ Duane N. Bloom
    ---------------------
     Duane N. Bloom
     Secretary

     Golden, Colorado
     May 21, 1999

FORM OF PROXY

                         EARTH SCIENCES, INC.
                            910 12th Street
                         Golden, Colorado 80401

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints RAMON E. BISQUE, DUANE N. BLOOM and MARK H. MCKINNIES as Proxies, each with the Power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of EARTH SCIENCES, INC. (the "Company") held of record by the undersigned on May 18, 1999 at the Special Meeting of the Shareholders to be held on June 18, 1999 or any adjournment or adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the Proposal and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.


     THE BOARD OF DIRECTORS IS NOT RECOMMENDING A VOTE "FOR" OR "AGAINST" THE FOLLOWING PROPOSAL:

             Proposal to grant authority to the Board of Directors, in their discretion, to effect a one-for-four reverse split.

                    / / FOR             / / AGAINST         / / ABSTAIN

       DATED: ................................., 1999

    Please sign exactly as name appears below. When joint tenants hold Stock, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in full partnership name by general partner or other authorized person. If a limited liability company, please sign in full limited liability company name by manager or other authorized person.


- -----------------------------------
Signature

- -----------------------------------
Signature if held jointly

- -----------------------------------
Print Name(s)


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

                                  EXHIBIT A

Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act 7-113-101 - Definitions.
For purposes of this article:
(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102 - Right to dissent.
(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the corporation is a party if:
(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and
(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:
(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;
(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:
(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange
Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;
(c) Cash in lieu of fractional shares; or
(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.


(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103 - Dissent by nominees and beneficial owners.
(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:
(a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201 - Notice of dissenters' rights.
(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202 - Notice of intent to demand payment.
(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:
(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated;
and
(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203 - Dissenters' notice.
(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:
(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and
(g) Be accompanied by a copy of this article.

7-113-204 - Procedure to demand payment.
(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:
(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and
(b)  Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205 - Uncertificated shares.
(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206 - Payment.
(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
(a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
(b) A statement of the corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's right to demand payment under section 7-113-209; and
(e) A copy of this article.

7-113-207 - Failure to take action.
(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208 - Special provisions relating to shares acquired after announcement of proposed corporate action.
(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209 - Procedure if dissenter is dissatisfied with payment or offer.
(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301 - Court action.
(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302 - Court costs and counsel fees.
(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or
(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.